EXHIBIT 99

EMC INSURANCE GROUP INC.
REPORTS 2008 RESULTS
AND ANNOUNCES 2009 GUIDANCE

Fourth Quarter 2008
Net Income Per Share – $0.04
Net Operating Income Per Share – $0.42
GAAP Combined Ratio – 105.4 percent

Year Ended December 31, 2008
Net Loss Per Share – $0.13
Net Operating Income Per Share – $1.05
GAAP Combined Ratio – 108.3 percent

DES MOINES, Iowa (February 27, 2009) - EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) today reported operating income of $0.42 per share for the fourth quarter ended December 31, 2008, compared to $0.39 per share for the fourth quarter of 20071.  Operating income for the year ended December 31, 2008 was $1.05 per share, compared to $2.91 per share for the same period in 2007.

Net income, including realized investment gains/losses, was $474,000 ($0.04 per share) for the fourth quarter of 2008 compared to $7,058,000 ($0.51 per share) for the fourth quarter of 2007.  Net loss for the year ended December 31, 2008 was $1,705,000 ($0.13 per share), compared to net income of $42,478,000 ($3.09 per share) for the same period in 2007.

“Operating income for 2008 was negatively impacted by a record amount of catastrophe and storm losses,” stated President and CEO Bruce G. Kelley.  “This record amount of catastrophe and storm losses added 13.0 percentage points to our 2008 combined ratio, compared to an average over the last decade of 5.4 percentage points. Excluding the excess catastrophe and storm losses experienced during 2008, the Company came very close to meeting its combined ratio target for the year,” continued Kelley.  “Net income was further negatively impacted by a record amount of “other-than-temporary” investment impairment losses generated by the severe and prolonged turmoil in the financial markets.  On the positive side, our loss and settlement expense reserves remain at a very adequate level and our financial condition continues to be very strong.”

Premiums earned decreased 0.9 percent to $101,313,000 for the three months ended December 31, 2008 from $102,240,000 for the same period in 2007.  For the year ended December 31, 2008, premiums earned decreased 1.0 percent to $389,318,000 from $393,059,000 for the same period in 2007.  On an overall basis, premium rate competition increased moderately in the property and casualty insurance marketplace during 2008, resulting in an approximate 4.8 percent reduction in premium rate levels.  Market conditions began to stabilize toward the end of 2008 and premium rates could begin to firm somewhat during 2009 due to the large decline in capital experienced by the insurance industry in 2008.

Investment income decreased 3.0 percent to $12,213,000 for the fourth quarter and 0.2 percent to $48,403,000 for the year ended December 31, 2008 from $12,587,000 and $48,482,000 for the same periods in 2007.

The Company experienced $5,127,000 ($0.25 per share after tax) of favorable development on prior years’ reserves during the fourth quarter of 2008 compared to $266,000 ($0.01 per share after tax) of adverse development  in the fourth quarter of 2007.  For the year ended December 31, 2008, the Company had favorable development on prior years’ reserves totaling $35,308,000 ($1.70 per share after tax) compared to $38,738,000 ($1.83 per share after tax) for the same period in 2007.

“Carried loss and settlement expense reserves were in the upper quarter of the range of actuarial indications at December 31, 2008, which is similar to our position at year-end 2007,” stated Kelley. “While we expect to see favorable reserve development in the future, the amount could be lower than the unusually high levels experienced in recent years.”

Catastrophe and storm losses totaled $1,703,000 ($0.08 per share after tax) in the fourth quarter of 2008 compared to $2,040,000 ($0.10 per share after tax) in the fourth quarter of 2007.  For the year ended December 31, 2008, catastrophe and storm losses totaled a record $50,774,000 ($2.44 per share after tax), compared to $21,514,000 ($1.02 per share after tax) for the same period in 2007.  Included in the amount for the year ended December 31, 2008 is $9,670,000 ($0.46 per share after tax) of losses associated with the Parkersburg, Iowa tornado and $8,250,000 ($0.40 per share after tax) of losses associated with Hurricanes Gustav and Ike.

The Company’s GAAP combined ratio was 105.4 percent in the fourth quarter of 2008 compared to
105.2 percent in the fourth quarter of 2007.  For the year ended December 31, 2008, the GAAP combined ratio was 108.3 percent compared to 97.6 percent for the same period in 2007.

“Other-than-temporary” investment impairment losses totaled a record $9,248,000 ($0.45 per share after tax) and $30,921,000 ($1.49 per share after tax) for the fourth quarter and year ended December 31, 2008.  For comparative purposes, “other-than-temporary” investment impairment losses for the year ended December 31, 2007 totaled $1,277,000 ($0.06 per share after tax).

At December 31, 2008, consolidated assets totaled $1.1 billion, including $965.2 million in the investment portfolio; stockholders’ equity decreased 21.5 percent to $282.9 million; and net book value of the Company’s stock was $21.32 per share, a decrease of 18.5 percent from $26.15 per share at December 31, 2007.

Management is projecting that 2009 operating income will be within a range of $1.45 per share to $1.70 per share. This estimate is based on a projected GAAP combined ratio of 105.5 percent, which reflects the lagging affect of previous rate level reductions.

As of December 31, 2008, 565,563 shares of the Company’s common stock have been purchased under the Company’s $25 million stock repurchase program at a cost of approximately $14.3 million.  Additional purchases have been made during 2009, bringing the total, as of February 23, 2009, to 590,515 shares at a cost of approximately $14.8 million.  The timing and terms of the purchases are determined by management based on market conditions, and the transactions are conducted in accordance with the applicable rules of the SEC.  Common stock purchased under this program is being retired by the Company.  The Company’s parent organization, Employers Mutual Casualty Company, has a stock purchase program in place as well, with about $4.5 million of its $15 million authorization remaining.  This program is currently dormant and will not be reactivated until the Company’s repurchase program is completed.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern standard time on February 27, 2009 to allow securities analysts, shareholders and other interested parties the opportunity to hear management discuss the Company’s fourth quarter and year-end 2008 results, as well as its expectations for 2009. Dial-in information for the call is toll-free 1-877-407-8031 (International: 1-201-689-8031). The event will be archived and available for digital replay through March 12, 2009. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286, conference ID number 310361.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via http://www.InvestorCalendar.com or the Company’s investor relations page at www.emcinsurance.com. The webcast will be archived and available for replay until February 26, 2010. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K and the update contained in the Company’s September 30, 2008 Form 10-Q.  Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, “project” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, the Company has provided the following reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of Operating Income to Net Income:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Operating income after income tax expense	$5,555,249	$5,438,571	$14,190,727	$40,057,572
Realized investment gains (losses) net of tax	(5,081,709)	1,619,599	(15,896,100)	2,420,463
Net income (loss)	$473,540	$7,058,170	$(1,705,373)	$42,478,035

Net income (loss) per share	$0.04	$0.51	$(0.13)	$3.09

CONSOLIDATED STATEMENTS OF INCOME

	Property and
	Casualty		Parent
Quarter Ended December 31, 2008	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$79,084,507	$22,228,595	$-	$101,313,102
Investment income, net	9,217,233	2,971,962	23,399	12,212,594
Other income	127,440	-	-	127,440
	88,429,180	25,200,557	23,399	113,653,136
Losses and expenses:
Losses and settlement expenses	52,857,706	19,419,641	-	72,277,347
Dividends to policyholders	2,794,081	-	-	2,794,081
Amortization of deferred policy acquisition costs	19,071,697	4,136,793	-	23,208,490
Other underwriting expenses	7,542,183	982,948	-	8,525,131
Interest expense	225,000	-	-	225,000
Other expenses	156,242	(303,559)	333,095	185,778
	82,646,909	24,235,823	333,095	107,215,827
Operating income (loss) before income taxes	5,782,271	964,734	(309,696)	6,437,309
Realized investment losses	(5,527,907)	(2,290,108)	-	(7,818,015)
Income (loss) before income taxes	254,364	(1,325,374)	(309,696)	(1,380,706)
Income tax expense (benefit):
Current	(3,817,402)	(2,232,060)	(108,394)	(6,157,856)
Deferred	2,925,053	1,378,557	-	4,303,610
	(892,349)	(853,503)	(108,394)	(1,854,246)
Net income (loss)	$1,146,713	$(471,871)	$(201,302)	$473,540
Average shares outstanding				13,290,907
Per Share Data:
Net income (loss) per share - basic and diluted	$0.09	$(0.04)	$(0.01)	$0.04
Decrease in provision for insured events of prior years (after tax)	$0.10	$0.15	$-	$0.25
Catastrophe and storm losses (after tax)	$-	$(0.08)	$-	$(0.08)
Dividends per share				$0.18
Other Information of Interest:
Net written premiums	$63,312,384	$22,127,584	$-	$85,439,968
Decrease in provision for insured events of prior years	$(2,083,901)	$(3,043,261)	$-	$(5,127,162)
Catastrophe and storm losses	$114,167	$1,588,738	$-	$1,702,905
GAAP Combined Ratio:
Loss ratio	66.8%	87.4%	-	71.3%
Expense ratio	37.2%	23.0%	-	34.1%
	104.0%	110.4%	-	105.4%

	Property and
	Casualty		Parent
Quarter Ended December 31, 2007	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$81,377,154	$20,862,508	$-	$102,239,662
Investment income, net	9,382,499	3,176,583	27,931	12,587,013
Other income	161,875	-	-	161,875
	90,921,528	24,039,091	27,931	114,988,550
Losses and expenses:
Losses and settlement expenses	59,561,978	13,851,659	-	73,413,637
Dividends to policyholders	1,452,427	-	-	1,452,427
Amortization of deferred policy acquisition costs	19,268,359	4,241,430	-	23,509,789
Other underwriting expenses	8,859,438	306,398	-	9,165,836
Interest expense	193,125	84,044	-	277,169
Other expenses	134,147	38,572	221,172	393,891
	89,469,474	18,522,103	221,172	108,212,749
Operating income (loss) before income taxes	1,452,054	5,516,988	(193,241)	6,775,801
Realized investment gains	2,271,240	220,450	-	2,491,690
Income (loss) before income taxes	3,723,294	5,737,438	(193,241)	9,267,491
Income tax expense (benefit):
Current	(968,671)	1,234,100	(67,634)	197,795
Deferred	1,585,150	426,376	-	2,011,526
	616,479	1,660,476	(67,634)	2,209,321
Net income (loss)	$3,106,815	$4,076,962	$(125,607)	$7,058,170
Average shares outstanding				13,772,257
Per Share Data:
Net income (loss) per share - basic and diluted	$0.22	$0.30	$(0.01)	$0.51
(Increase) decrease in provision for insured events of prior years (after tax)	$(0.18)	$0.17	$-	$(0.01)
Catastrophe and storm losses (after tax)	$(0.11)	$0.01	$-	$(0.10)
Dividends per share				$0.18
Other Information of Interest:
Net written premiums	$70,991,975	$19,692,097	$-	$90,684,072
Increase (decrease) in provision for insured events of prior years	$3,840,226	$(3,574,577)	$-	$265,649
Catastrophe and storm losses	$2,244,945	$(204,787)	$-	$2,040,158
GAAP Combined Ratio:
Loss ratio	73.2%	66.4%	-	71.8%
Expense ratio	36.3%	21.8%	-	33.4%
	109.5%	88.2%	-	105.2%

	Property and
	Casualty		Parent
Year Ended December 31, 2008	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$315,598,049	$73,719,749	$-	$389,317,798
Investment income, net	36,329,609	11,912,452	161,312	48,403,373
Other income	626,499	-	-	626,499
	352,554,157	85,632,201	161,312	438,347,670
Losses and expenses:
Losses and settlement expenses	232,538,251	61,727,042	-	294,265,293
Dividends to policyholders	5,822,521	-	-	5,822,521
Amortization of deferred policy acquisition costs	73,064,705	14,799,244	-	87,863,949
Other underwriting expenses	30,989,615	2,709,106	-	33,698,721
Interest expense	889,375	-	-	889,375
Other expenses	568,848	(256,599)	1,330,077	1,642,326
	343,873,315	78,978,793	1,330,077	424,182,185
Operating income (loss) before income taxes	8,680,842	6,653,408	(1,168,765)	14,165,485
Realized investment losses	(16,811,900)	(7,643,639)	-	(24,455,539)
Loss before income taxes	(8,131,058)	(990,231)	(1,168,765)	(10,290,054)
Income tax expense (benefit):
Current	(6,833,429)	(805,907)	(409,068)	(8,048,404)
Deferred	522,159	(1,058,436)	-	(536,277)
	(6,311,270)	(1,864,343)	(409,068)	(8,584,681)
Net income (loss)	$(1,819,788)	$874,112	$(759,697)	$(1,705,373)
Average shares outstanding				13,534,147
Per Share Data:
Net income (loss) per share - basic and diluted	$(0.14)	$0.06	$(0.05)	$(0.13)
Decrease in provision for insured events of prior years (after tax)	$1.04	$0.66	$-	$1.70
Catastrophe and storm losses (after tax)	$(2.05)	$(0.39)	$-	$(2.44)
Dividends per share				$0.72
Book value per share				$21.32
Effective tax rate				(83.4)%
Annualized net loss as a percent of beg. SH equity				(0.5)%
Other Information of Interest:
Net written premiums	$312,987,369	$73,617,740	$-	$386,605,109
Decrease in provision for insured events of prior years	$(21,564,256)	$(13,743,764)	$-	$(35,308,020)
Catastrophe and storm losses	$42,728,524	$8,045,176	$-	$50,773,700
GAAP Combined Ratio:
Loss ratio	73.7%	83.7%	-	75.6%
Expense ratio	34.8%	23.8%	-	32.7%
	108.5%	107.5%	-	108.3%

	Property and
	Casualty		Parent
Year Ended December 31, 2007	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$320,836,066	$72,223,331	$-	$393,059,397
Investment income, net	36,000,281	12,267,193	214,513	48,481,987
Other income	544,422	-	-	544,422
	357,380,769	84,490,524	214,513	442,085,806
Losses and expenses:
Losses and settlement expenses	199,494,325	48,344,856	-	247,839,181
Dividends to policyholders	7,632,714	-	-	7,632,714
Amortization of deferred policy acquisition costs	74,393,683	14,336,552	-	88,730,235
Other underwriting expenses	37,125,716	2,204,290	-	39,330,006
Interest expense	772,500	338,969	-	1,111,469
Other expenses	776,020	519,771	951,510	2,247,301
	320,194,958	65,744,438	951,510	386,890,906
Operating income (loss) before income taxes	37,185,811	18,746,086	(736,997)	55,194,900
Realized investment gains	3,460,933	262,856	-	3,723,789
Income (loss) before income taxes	40,646,744	19,008,942	(736,997)	58,918,689
Income tax expense (benefit):
Current	10,428,903	5,256,005	(257,949)	15,426,959
Deferred	1,018,095	(4,400)	-	1,013,695
	11,446,998	5,251,605	(257,949)	16,440,654
Net income (loss)	$29,199,746	$13,757,337	$(479,048)	$42,478,035
Average shares outstanding				13,762,663
Per Share Data:
Net income (loss) per share - basic and diluted	$2.12	$1.00	$(0.03)	$3.09
Decrease in provision for insured events of prior years (after tax)	$1.32	$0.51	$-	$1.83
Catastrophe and storm losses (after tax)	$(0.98)	$(0.04)	$-	$(1.02)
Dividends per share				$0.69
Book value per share				$26.15
Effective tax rate				27.9%
Annualized net income as a percent of beg. SH equity				13.8%
Other Information of Interest:
Net written premiums	$324,252,764	$71,002,733	$-	$395,255,497
Decrease in provision for insured events of prior years	$(27,976,811)	$(10,761,217)	$-	$(38,738,028)
Catastrophe and storm losses	$20,731,825	$782,375	$-	$21,514,200
GAAP Combined Ratio:
Loss ratio	62.2%	66.9%	-	63.1%
Expense ratio	37.1%	22.9%	-	34.5%
	99.3%	89.8%	-	97.6%

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost (fair value $572,852 and $688,728)	$534,759	$636,969
Securities available-for-sale, at fair value (amortized cost $821,306,951 and $766,462,351)	812,868,835	785,253,286
Fixed maturity securities on loan:
Securities available-for-sale, at fair value (amortized cost $8,923,745 and $58,865,232)	8,950,052	58,994,666
Equity securities available-for-sale, at fair value (cost $75,025,666 and $97,847,545)	88,372,207	139,427,726
Other long-term investments, at cost	66,974	101,988
Short-term investments, at cost	54,373,082	53,295,310
Total investments	965,165,909	1,037,709,945

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	36,355,047	33,272,405
Prepaid reinsurance premiums	4,157,055	4,465,836
Deferred policy acquisition costs	34,629,429	34,687,804
Defined benefit retirement plan, prepaid asset	-	11,451,758
Other assets	2,534,076	2,488,309

Cash	182,538	262,963
Accrued investment income	12,108,129	11,288,005
Accounts receivable	23,041	81,141
Income taxes recoverable	11,859,539	3,595,645
Deferred income taxes	30,819,592	1,682,597
Goodwill	941,586	941,586
Securities lending collateral	9,322,863	60,785,148
Total assets	$1,108,098,804	$1,202,713,142

	December 31,	December 31,
	2008	2007
LIABILITIES

Balances resulting from related party transactions with Employers Mutual:
Losses and settlement expenses	$573,031,853	$551,602,006
Unearned premiums	154,446,205	158,156,683
Other policyholders' funds	6,418,870	8,273,187
Surplus notes payable	25,000,000	25,000,000
Indebtedness to related party	20,667,196	5,918,396
Employee retirement plans	19,331,007	10,518,351
Other liabilities	16,964,452	22,107,379

Securities lending obligation	9,322,863	60,785,148
Total liabilities	825,182,446	842,361,150

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 13,267,668 shares in 2008 and 13,777,880 shares in 2007	13,267,668	13,777,880
Additional paid-in capital	95,639,349	108,030,228
Accumulated other comprehensive income (loss)	(9,930,112)	42,961,904
Retained earnings	183,939,453	195,581,980
Total stockholders' equity	282,916,358	360,351,992
Total liabilities and stockholders' equity	$1,108,098,804	$1,202,713,142

The Company had total cash and invested assets with a carrying value of $965.3 million as of December 31, 2008 and $1.0 billion December 31, 2007.  The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	December 31, 2008
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$535	$573	0.1%	$535
Fixed maturity securities available-for-sale	830,231	821,819	85.1%	821,819
Equity securities available-for-sale	75,026	88,372	9.2%	88,372
Cash	182	182	-	182
Short-term investments	54,373	54,373	5.6%	54,373
Other long-term investments	67	67	-	67
	$960,414	$965,386	100.0%	$965,348

	December 31, 2007
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$637	$689	0.1%	$637
Fixed maturity securities available-for-sale	825,328	844,248	81.4%	844,248
Equity securities available-for-sale	97,847	139,428	13.4%	139,428
Cash	263	263	-	263
Short-term investments	53,295	53,295	5.1%	53,295
Other long-term investments	102	102	-	102
	$977,472	$1,038,025	100.0%	$1,037,973

The amortized cost and estimated fair value of securities held-to-maturity and available-for-sale as of December 31, 2008 are as follows:

	Held-to-Maturity
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
Mortgage-backed securities	$535	$38	$-	$573
Total securities held-to-maturity	$535	$38	$-	$573

	Available-for-Sale
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities	$4,731	$442	$-	$5,173
U.S. government-sponsored agencies	282,152	3,411	683	284,880
Obligations of states and political subdivisions	301,326	7,291	8,525	300,092
Mortgage-backed securities	72,497	2,940	6,069	69,368
Public utility securities	6,002	0	194	5,808
Debt securities issued by foreign governments	6,601	8	57	6,552
Corporate securities	156,922	3,061	10,037	149,946
Total fixed maturity securities	830,231	17,153	25,565	821,819

Common stocks	65,526	21,564	5,147	81,943
Non-redeemable preferred stocks	9,500	-	3,071	6,429
Total equity securities	75,026	21,564	8,218	88,372
Total securities available-for-sale	$905,257	$38,717	$33,783	$910,191

NET WRITTEN PREMIUMS
	Three Months Ended			Twelve Months Ended
	December 31, 2008			December 31, 2008
		Percent of			Percent of
		Increase/			Increase/
	Percent of	(Decrease) in		Percent of	(Decrease) in
	Net Written	Net Written		Net Written	Net Written
	Premiums	Premiums		Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	15.9%	(16.6	) %	17.4%	(7.1	) %
Liability	15.6%	(15.9	) %	17.3%	(7.3	) %
Property	14.3%	(5.1	) %	15.9%	(1.3	) %
Workers' Compensation	14.6%	(4.8	) %	17.2%	2.9%
Other	2.1%	(6.9	) %	2.3%	2.4%
Total Commercial Lines	62.5%	(11.0	) %	70.1%	(3.3	) %

Personal Lines:
Automobile	6.5%	(5.3	) %	5.9%	(3.2	) %
Property	5.0%	(14.7	) %	4.9%	(6.7	) %
Liability	0.1%	(14.8	) %	0.1%	(7.4	) %
Total Personal Lines	11.6%	(9.7	) %	10.9%	(4.8	) %
Total Property and Casualty Insurance	74.1%	(10.8	) %	81.0%	(3.5	) %

Reinsurance	25.9%	12.4%		19.0%	3.7%
Total	100.0%	(5.8	) %	100.0%	(2.2	) %